CHITTENDEN CORPORATION
CONSOLIDATED BALANCE SHEETS (UNAUDITED)


                                                    September 30,  December 31,
                                                       1995           1994
                                                     ---------      ---------
ASSETS                                                     (In Thousands)

Cash and Cash Equivalents                             $151,632       $100,973

Securities Available For Sale                          258,991        196,829

Securities Held For Investment (Market Value
 $9,745,000 in 1995; and $9,280,000 in 1994)             9,747          9,869

Loans:
  Commercial                                           203,980        105,281
  Real Estate:
    Residential                                        431,069        405,618
    Commercial                                         253,892        214,103
    Construction                                        15,503          7,281
                                                     ---------      ---------
      Total Real Estate                                700,464        627,002
  Consumer                                             145,346        140,677
                                                     ---------      ---------
Total Loans                                          1,049,790        872,960
  Less:  Allowance for Possible Loan Losses            (24,536)       (19,099)
                                                     ---------      ---------
Net Loans                                            1,025,254        853,861
                                                     ---------      ---------
Loans Held for Sale                                      9,288          2,870
Premises and Equipment                                  18,600         17,864
Intangible Assets                                       11,481              -
Accrued Interest Receivable                             11,614          9,906
Other Real Estate Owned                                  1,961          1,288
Net Deferred Tax Asset                                  12,044         11,969
Other Assets                                            12,196          8,479
                                                     ---------      ---------
Total Assets                                        $1,522,808     $1,213,908
                                                     =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
  Demand                                              $187,274       $180,481
  Certificates of Deposit $100,000 and Over             88,065         69,885
  Savings and Other Time                             1,030,077        819,832
                                                     ---------      ---------
Total Deposits                                       1,305,416      1,070,198
                                                     ---------      ---------
Short-Term Borrowings                                   60,922         22,650
Accrued Expenses and Other Liabilities                  25,541         22,750
                                                     ---------      ---------
Total Liabilities                                    1,391,879      1,115,598
                                                     ---------      ---------
Stockholders' Equity:
  Common Stock - $1 Par Value
    Authorized - 30,000,000 Shares
    Issued - 8,541,705 Shares in 1995; and
      8,099,870 in 1994                                  8,542          8,100
  Surplus                                               58,982         49,863
  Retained Earnings                                     68,008         55,755
Treasury Stock - At Cost, 293,934 Shares in 1995;
      710,346 in 1994                                   (3,967)        (9,586)
Net Unrealized Loss on Securities Available for Sale,
  Net of Taxes of $230,000 in 1995; and $3,077,000
    in 1994                                               (561)        (5,718)
Unearned Portion of Employee Restricted Stock              (75)          (104)
                                                     ---------      ---------
Total Stockholders' Equity                             130,929         98,310
                                                     ---------      ---------
Total Liabilities and Stockholders' Equity          $1,522,808     $1,213,908
                                                     =========      =========

The accompanying notes are an integral part of these consolidated financial statements.